                                                                    Exhibit 99.1

                                (EPIMMUNE LOGO)
               5820 Nancy Ridge Drive, San Diego, California 92121
                   Phone: (858) 860-2500- Fax: (858) 860-2600

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FOR FURTHER INFORMATION

AT EPIMMUNE:              AT FRB | WEBER SHANDWICK:
Robert De Vaere           Kristen McNally                  Tricia Ross
VP, Finance & Admin.      General Information              Investor/Analyst Information
& CFO                     (310) 407-6548                   (310) 407-6540
(858) 860-2500            kmcnally@webershandwick.com      tross@webershandwick.com

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FOR IMMEDIATE RELEASE
MAY 12, 2003

            EPIMMUNE AND ANOSYS ANNOUNCE DEFINITIVE MERGER AGREEMENT

SAN DIEGO, CA AND MENLO PARK, CA, MAY 12, 2003 - EPIMMUNE INC. (NASDAQ: EPMN) and ANOSYS, INC. today announced that they have entered into a definitive merger agreement under which Epimmune will merge with privately-held Anosys in a strategic transaction that will create a combined company focused on the field of immunotherapeutics and products for the treatment of cancer and infectious diseases. The transaction, which has been approved by the boards of directors of both companies, is subject to approval by the shareholders of both companies, obtaining commitments for capital resources to fund the combined company's operations and various other conditions that must be satisfied prior to closing the merger.

Under the terms of the agreement, all of Anosys' common and preferred stock will be exchanged for Epimmune common stock in a tax-free transaction. Following the closing of the merger and prior to the closing of the related financing, Epimmune's existing stockholders will own 65% of the combined company and Anosys' existing stockholders will own 35%, subject to a potential downward purchase price adjustment based on the balance sheet of Anosys at the closing of the merger. In addition, after any adjustments to the purchase price based on the Anosys balance sheet, the value of the Epimmune shares to be issued in the merger is capped at $16,000,000, based on the 10 day average closing price prior to the closing of the merger. Based on Epimmune's closing stock price of $1.60 on May 9, 2003 and assuming no adjustment to the purchase price based on the Anosys balance sheet, the transaction is currently valued at approximately $13.5 million. The combined company will be headquartered in San Diego with additional manufacturing facilities in Menlo Park, California and Evry, France.

Effective upon the closing of the merger, Dr. Emile Loria will remain the Chief Executive Officer of Epimmune and Dr. Jean-Bernard Le Pecq, the current Chief Executive Officer and Chief Scientific Officer of Anosys, will become Chief Scientific Officer of Epimmune.


                                    - more -

  FRB | Weber Shandwick serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and is receiving compensation therefor.
 The information contained herein is furnished for informational purposes only and is not to be construed as an offer to buy or sell securities.

Epimmune Inc.
Page 2 of 3


ABOUT EPIMMUNE INC.

Epimmune Inc., based in San Diego, is focused on the development of pharmaceutical products using multiple epitopes to specifically activate the body's immune system. Epitopes, critical signaling molecules, stimulate the T cell arm of the immune system to respond to specific regions of cancer cells or infectious agents. By combining multiple, selected epitopes into a single drug candidate, the immune response can be both targeted and optimized for strength. Epimmune's therapeutic drug candidates have been designed to treat disease by stimulating the body's immune system to respond aggressively to infections such as HIV, hepatitis C virus and hepatitis B virus, and tumors such as breast, colon, lung and prostate. The Company's preventative drug candidates have been designed to protect against disease by teaching the body's immune system to react quickly when exposed to infectious agents. Epimmune's technology can also be used to identify and potentially eliminate undesirable reactions to therapeutic drugs or consumer products by modifying specific epitopes to suppress the unwanted immune response. For more information on Epimmune, visit www.epimmune.com.

ABOUT ANOSYS, INC.

Anosys, Inc., based in Menlo Park, CA, develops innovative therapeutic vaccines for the treatment of cancer, infectious and autoimmune diseases. Anosys' healthcare products are designed based on a pioneering approach using exosomes, which represent a new paradigm in the understanding of intercellular communication. Exosomes from immune cells are small vesicles that contain the key components required to activate the major innate and cellular immune responses necessary to fight disease. Exosomes can be genetically engineered to express a variety of proteins on their surface that can be used for multiple purposes, including generation of monoclonal antibodies and specific targeting of proteins to tissues and vaccines.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT EPIMMUNE'S PROPOSED MERGER WITH ANOSYS

In the event that Epimmune obtains commitments for capital resources to fund the combined company's operations, Epimmune will file a proxy statement concerning its proposed merger with Anosys with the SEC. Investors and security holders are advised to read the proxy statement related to the proposed merger, because it will contain important information related to the merger. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by Epimmune with the SEC at the SEC's website at http://www.sec.gov. The proxy statement and any other documents filed by Epimmune with the SEC may also be obtained free of charge from Epimmune by directing such request to the Company's Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

INFORMATION CONCERNING PARTICIPATION IN EPIMMUNE'S PROXY SOLICITATION

Epimmune and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Epimmune with respect to Epimmune's proposed merger with Anosys. Information regarding such executive officers and directors is included in Epimmune's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2002. This document is available free of charge at the SEC's website at http://www.sec.gov. Investors and security holders may obtain additional information about the interests of the executive officers and


                                    - more -

Epimmune Inc.
Page 3 of 3


directors of Epimmune in Epimmune's proposed merger with Anosys by reviewing the proxy statement related to the merger once it has been filed with the SEC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect Epimmune's management's current views of future events, including statements regarding the potential closing of the merger of the Company with Anosys and the advantages of combining Epimmune and Anosys into one company. Actual results may differ materially from the above forward-looking statements due to a number of important factors such as the proposed merger with Anosys may not ultimately close due to a number of reasons, including but not limited to, Epimmune or Anosys not obtaining shareholder approval of the transaction or not obtaining commitments for capital resources, that Epimmune has foregone opportunities while the transaction was pending, that prior to the closing of the proposed merger, the businesses of the companies, including the retention of key employees, suffer due to uncertainty, and even in the event the merger is completed, that combining Epimmune and Anosys may not result in a stronger company and that the technologies of the two companies may not be compatible, and that the Company may not be able to develop pharmaceutical products using epitopes. These factors are more fully discussed in the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2002, the Company's Quarterly Report on 10-Q filed with the SEC for the quarter ended March 31, 2003 and other periodic reports filed with the Securities and Exchange Commission. Epimmune expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.


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